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                                                                    Exhibit 10.3

                 Affymax/Maxygen Technology Transfer Agreement
                  By and among Affymax Technologies N.V. and
      Glaxo Group Limited (collectively "the Glaxo Wellcome Companies"), and Maxygen, Inc.

1.0  INTRODUCTION

     1.1  The parties to this Agreement are:

           Affymax Technologies N.V.
           Glaxo Wellcome House, Berkeley Avenue
           Greenford, Middlesex, United Kingdom UB6 ONN;
           (hereinafter referred to as "ATNV")
           Glaxo Group Limited

           Glaxo Wellcome House
           Berkeley House
           Greenford, Middlesex, United Kingdom UA ONN;
           (hereinafter referred to as "GGL")

           collectively "the Glaxo Wellcome Companies" and

           Maxygen, Inc.
           4001 Miranda Avenue
           Palo Alto, California 94304;
           (hereinafter referred to as "Maxygen")

     1.2  The effective date of this Agreement is February 1, 1997.

2.0  RECITALS

     The Glaxo Wellcome Companies and Maxygen have entered into a Registration Rights Agreement, a Securities Purchase Agreement, and a Stockholder's Agreement of even date (collectively, the "Stock Agreements") which call for the issuance of a total of 5,460,000 shares of Maxygen Common Stock to one or more of the Glaxo Wellcome Companies at the closing of the transaction in exchange for the assignment of or license to certain intellectual property from the Glaxo Wellcome Companies to Maxygen. Maxygen acknowledges that the Glaxo Wellcome Companies would not enter into this Agreement but for the Stock Agreements. This Agreement is contingent upon closing of the Stock Agreements and shall become effective only upon the closing of the last of the Stock Agreements.

________________

* CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     NOW, THEREFORE, in consideration of the premises, covenants, conditions and Attachments set forth herein, the parties agree as follows:

3.0  ATTACHMENTS

     Schedules A and B are attached and form part of this Agreement.

4.0  DEFINITIONS

     4.1 "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least sixty percent (60%) of the voting stock of the other company, or (a) in the absence of the ownership of at least sixty percent (60%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

Affiliates shall be entitled to exercise all rights of their respective party under this Agreement provided that they agree in writing to be bound by the corresponding obligations hereunder.

     4.2 "Agreement" means this Agreement, fully executed by the parties, to include without limitation, all Attachments hereto.

     4.3 "Associated Technology" means a body of Confidential Information that includes trade secrets, know-how, copyrights, and other technical information reasonably related to the Patents and Applications set forth in Schedules A and B, whether such information was developed by the named inventors or others.

     4.4 "Confidential Information" means that information which the Glaxo Wellcome Companies and/or Maxygen desire to protect against unauthorized disclosure or use and which the disclosing party designates as confidential (i) in writing, or (ii) orally, prior to any oral disclosure of the Confidential Information, and is reduced to tangible form and provided to the receiving party pursuant to this Agreement. Confidential Information may include information of third parties.

     4.5 "Derogatable Improvement" shall mean any modification of the Derogatable Technology that is invented or developed by Maxygen prior to the earlier of (i) five years from the closing of this transaction or (ii) upon the closing of an underwritten public offering of shares of Maxygen under which not less than $10 million in gross proceeds is provided to the Company and described in a U.S. or foreign patent or patent application, provided that such modification, if unlicensed, would infringe one or more of the claims of the Licensed Patents and Applications.
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     4.6  "Derogatable Technology" shall include all compositions, reagents, and methods described in the Licensed Patents and Applications, excluding only Licensed Technology and Designated Technology. Notwithstanding the foregoing, "Derogatable Technology" shall not include any Derogated Technology. Derogatable Technology includes, but is not limited to:

     (1) gene therapy, including the optimization of vectors, such as HSV, HIV, retroviral, adenoviral, and adeno-associated vectors naked DNA vectors, and protein-coated vectors; and transgenes;

     (2) vaccines, including live, dead, and attenuated bacterial vaccines; live, dead, attenuated, subunit, and recombinant protein and peptide viral vaccines; DNA vaccines; and diverse vectors;

     (3) cell therapy, including cells expressing therapeutic transgenes, protein, pharmaceuticals, and hormones;

     (4) protein pharmaceuticals, including enzymes, cytokines, growth factors, hormones, novel agonists and novel antagonists; and

     (5) antibody pharmaceuticals, including whole IgGs and IgMs, Fabs, and Fvs.

     4.7 "Derogated Technology" shall mean any Derogatable Technology specifically encompassed within a collaborative research project that Maxygen has proposed to the Glaxo Wellcome Companies and upon which the Glaxo Wellcome Companies has declined to pursue a collaborative research project with Maxygen or upon which the parties have failed to negotiate a mutually satisfactory agreement within the stipulated time period, provided, that Maxygen has entered into a research collaboration with a third party on such Derogated Technology on terms involving comparable scope and financial parameters as those proposed to the Glaxo Wellcome Companies within twelve (12) months of Glaxo Wellcome declining to participate in the project. "Derogated Technology" shall also refer to any Derogatable Technology specifically encompassed within a collaborative research project between Maxygen and a third party, wherein the third party initially proposed, in confidence, the collaboration to Maxygen.

     4.8 "Designated Technology" shall refer to the process of Shuffling as practiced with mammalian or other eukaryotic cells using the compositions, reagents, and methods described in the Licensed Patents and Applications in the field of human pharmaceuticals; provided, however, that the proteins, RNAs, or DNAs generated from such a process can be further manipulated, screened, selected, or used in other hosts. Designated Technology shall include

     (1) the Shuffling of proteins for development of assays for drug discovery and optimization, such as proteins that can be used generically in various assay formats as well as proteins for use in specific assays with specific classes of targets, including modified ligands, modified receptors, and modified proteins in signal transduction; and

     (2) the Shuffling of proteins for validation of drug discovery targets, such as antibodies, proteins that interfere with a pathway or process, and other binding proteins.

Designated Technology shall not include:

     (1) the Shuffling of proteins, peptides, DNAs, and RNAs to be used as human pharmaceuticals;
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     (2)  generic assay technology for screening and selection; as well as product-specific assay technology for screening and selection; and


     (3) the Shuffling of viral sequences or mammalian plasmids or sequences used for gene therapy or vaccines, or fragments or precursors thereof.


     4.9  "Dulbecco Patent" shall mean U.S. Patent No. 4,593,002.

     4.10 "Internal Research Purposes" shall mean that the Licensed Technology and Licensed Improvements will not be used in specific research that is directly subject to consulting or licensing obligations to a non-profit institution (other than the United States Government) or to another for profit institution, corporation or business entity unless written permission is obtained from the owner of such Licensed Technology or Licensed Improvement, provided, however, that the parties shall be free to use the Licensed Technology and Licensed Improvements in furtherance of their own [*******] and the commercial marketing of their products.

     4.11 "Licensed Improvements" shall mean any modification of the Licensed Technology related to the processes of generating molecular diversity within, on, or secreted from [*******], provided (1) that such modification is invented or developed by Maxygen or the Glaxo Wellcome Companies prior to the earlier of
(i) five years from the closing of this transaction or (ii) upon the closing of an underwritten public offering of shares of Maxygen under which not less than $10 million in gross proceeds is provided to the Company and described in a U.S. or foreign patent or patent application and (2) that such modification, if unlicensed, would infringe one or more of the claims of the Licensed Patents and Applications.

     4.12 "Licensed Technology" shall refer to the process of Shuffling of proteins, RNAs, or DNAs as practiced in [*******] using the compositions, reagents, and methods described in the Licensed Patents and Applications in the field of [*******]; provided, however, that the proteins, RNAs, or DNAs generated from such a process can be further manipulated, screened, selected, or used in other hosts.

Licensed Technology includes but is not limited to:

     (1)  the Shuffling of proteins for [*******];

     (2)  the Shuffling of proteins for [*******];

     (3)  the Shuffling of [*******];

     (4) the Shuffling of proteins, RNAs, or DNAs [*******] and the subsequent screening and selection of the modified RNAs or DNAs in other cells for [*******] purposes; and

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     (5)  the Shuffling of proteins, DNAs, and RNAs for Internal Research
          Purposes only.

     Licensed Technology shall not include:

     (1) the Shuffling of proteins, peptides, DNAs, and RNAs to be used as [*******];

     (2) generic assay technology for [*******], as well as product-specific assay technology for [*******]; and

     (3) the Shuffling of proteins, RNAs, or DNAs [*******] using the compositions, reagents, and methods described in the Licensed Patents and Applications.

     4.13 Licensed Patents and Applications" are as defined in Schedule A.

     4.14 "Patent," "Patents," "Patent Applications" or "Patents and Applications" refer to issued U.S. Patents, pending and abandoned U.S. patent applications, to any division, renewal, continuation in whole or in part, substitution, conversions, reissue, prolongation or extension thereof, to all foreign counterparts (including patent, utility model, and industrial designs), and to any Letters Patent and Registrations which may hereafter be granted on any of the foregoing in the United States and all countries throughout the world.

     4.15 "Peptides-on-Plasmids Display Patents and Applications" refer to the Patents and Applications set forth in the attached Schedule B.

     4.16 "Phage Display Patents and Applications" refer to the Patents and Applications set forth in the attached Schedule B.

     4.17 "Polysome Display Patents and Applications" refer to the Patents and Applications set forth in the attached Schedule B.

     4.18 "Receptor Immobilization Patent Application" refer to the Patents and Applications set forth in the attached Schedule B.

     4.19 "Shuffling" shall mean the totality of the reiterative process of gene fragmentation; reassembly; amplification, if necessary; transformation; and screening or selection described in the Licensed Patents and Applications.

5.0  TRANSFERS

     5.1  ASSIGNMENT OF PATENTS AND ASSOCIATED TECHNOLOGY
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          5.1.1  For good and valuable consideration, receipt of which is acknowledged by the Glaxo Wellcome Companies, the Glaxo Wellcome Companies agree to assign and hereby assign to Maxygen all right, title, and interest in and to the Licensed Patents and Applications, including the right to claim the priority from the Patents and Applications as provided by the Paris Convention, and to the Associated Technology, subject to any outstanding licenses or other rights provided to Affymetrix under the Affymax/Affymetrix Technology Transfer Agreement by and among Affymax N.V., Affymax Technologies, N.V., Affymax Research Institute, Glaxo Group Limited, and Affymetrix, Inc., effective date, March 2, 1995 ("the Affymetrix Agreement"). The right, title and interest in and to these Patents and Applications is to be held and enjoyed by Maxygen and Maxygen's successors and assigns as fully and exclusively as it would have been held and enjoyed by the Glaxo Wellcome Companies had this assignment not been made, for the full term of any Letters Patent and Registrations which may be granted thereon.

     5.2  LICENSE OF PATENTS

          5.2.1 The Glaxo Wellcome Companies hereby grant Maxygen, a perpetual, worldwide, royalty-free, non-exclusive license without the right to sublicense, to Peptides-on-Plasmids Display Patents and Applications, Polysome Display Patents and Applications, Phage Display Patents and Applications, the Dulbecco Patent, and Receptor Immobilization Patent Application. Maxygen agrees that use of these patents and applications shall be restricted to [*******].

     5.3  LICENSED TECHNOLOGY AND LICENSED IMPROVEMENTS

          5.3.1  Grant to the Glaxo Wellcome Companies

                 5.3.1.1 Maxygen hereby grants and agrees to grant the Glaxo Wellcome Companies a perpetual, worldwide, royalty-free, non-exclusive license, with the right to sublicense Affiliates only, under the Licensed Patents and Applications and Associated Technology to make, have made and use Licensed Technology for Internal Research Purposes only.

                 5.3.1.2 Maxygen hereby grants and agrees to grant the Glaxo Wellcome Companies a perpetual, worldwide, royalty-free, non-exclusive license, with the right to sublicense Affiliates only, to make, have made, and use Licensed Improvements for Internal Research Purposes only.

                 5.3.1.3 Notwithstanding the foregoing, if any Licensed Improvement is derived from a collaboration between Maxygen and an independent third party, whereby Maxygen does not have the right to license such Licensed Improvement outside
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of the collaboration, then Maxygen shall have no obligation to license or otherwise make available such Improvement to the Glaxo Wellcome Companies.

                 5.3.1.4 Maxygen hereby grants and agrees to grant the Glaxo Wellcome Companies a perpetual, worldwide, royalty-free, non-exclusive license, with the right to sublicense Affiliates only, under the Licensed Patents and Applications, to make, have made, and use the [*******] for Internal Research Purposes only.

                 5.3.1.5 Upon the request of the Glaxo Wellcome Companies, Maxygen shall grant a license to an Affiliate of the Glaxo Wellcome Companies upon the terms set forth herein provided that the Glaxo Wellcome Companies shall guarantee the performance of such licensee.


          5.4.1  Grant to Maxygen

                 5.4.1.1 The Glaxo Wellcome Companies hereby grant and agree to grant the Maxygen a perpetual, worldwide, royalty-free, non-exclusive license, without the right to sublicense, to make, have made and use Licensed Improvements for Internal Research Purposes only.

                 5.4.1.2 Notwithstanding the foregoing, if any Licensed Improvement is derived from a collaboration between any of the Glaxo Wellcome Companies and an independent third party, whereby such Glaxo Wellcome Company does not have the right to license such Licensed Improvement outside of the collaboration, then the Glaxo Wellcome Companies shall have no obligation to license or otherwise make available such Improvement to Maxygen.

     5.5 RIGHT OF FIRST NEGOTIATION FOR LICENSED TECHNOLOGY AND LICENSED IMPROVEMENTS

          5.5.1 Maxygen grants and agrees to grant the Glaxo Wellcome Companies a right of first negotiation for any collaborative project to develop Licensed Technology and Licensed Improvements in the field of human pharmaceuticals. Notwithstanding the foregoing, this right of first negotiation shall not extend to collaborative projects proposed by third parties in confidence to Maxygen. This right will terminate upon the earlier of five years from the closing of the transaction or upon an underwritten public offering of shares of Maxygen under which not less than $10 million in gross proceeds is provided to the Company. This proposal for a collaborative research project shall include, at a minimum, a description of the scope of the research, the financial parameters of the project, and the required nonfinancial contributions of the collaborator.
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          5.5.2  If the Glaxo Wellcome Companies wish to pursue such a collaborative project with Maxygen, then the Glaxo Wellcome Companies and Maxygen agree that the parties will diligently and in good faith, negotiate the terms and conditions of a collaborative research agreement and shall make a good faith effort to conclude such license agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies. If the Glaxo Wellcome Companies decide not to pursue such a collaborative project, then they shall promptly inform Maxygen of such a decision.

          5.5.3 In the event that the Glaxo, Wellcome Companies decide not to pursue a proposal of Maxygen as contemplated above or that the parties are unable to negotiate a mutually satisfactory agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies, Maxygen shall be free to seek a third party sponsor of the project. If Maxygen enters into a research collaboration with a third party on terms involving, comparable scope and financial parameters as those proposed to the Glaxo Wellcome Companies within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the Licensed Technology and Licensed Improvements specifically encompassed within such proposal shall terminate.

          5.5.4 If, however, Maxygen has not entered into a third party collaboration on such project within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then the Glaxo Wellcome Companies shall again have a right of first negotiation for any collaborative project to develop the Licensed Technology and Licensed Improvements encompassed within such proposal and Maxygen shall be obligated to present any collaborative project to develop such Licensed Technology and Licensed Improvements in the field of human pharmaceuticals to the Glaxo Wellcome Companies prior to seeking a third party partner.

          5.5.5 Notwithstanding the foregoing, in the event that Maxygen enters into a research collaboration with a third party to Licensed Technology and Licensed Improvements in the field of human pharmaceuticals, wherein the third party initially proposed, in confidence, the collaboration to Maxygen, then the Glaxo Wellcome Companies agree that the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the Licensed Technology and Licensed Improvements specifically encompassed within such collaboration shall terminate.

     5.6  RIGHT OF FIRST NEGOTIATION FOR DESIGNATED TECHNOLOGY

          5.6.1 Maxygen will grant the Glaxo Wellcome Companies a right of first negotiation for any collaborative project to develop Designated Technology in the field of human pharmaceuticals. Notwithstanding the foregoing, this right of first negotiation
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shall not extend to collaborative projects proposed by third parties in confidence to Maxygen. This right will terminate upon the earlier of five years from the closing of the transaction or upon an underwritten public offering of shares of Maxygen under which not less than $10 million in gross proceeds is provided to the Company. This proposal for a collaborative research project shall include, at a minimum, a description of the scope of the research, the financial parameters of the project, and the required non-financial contributions of the collaborator.

          5.6.2 If the Glaxo Wellcome Companies wish to pursue such a collaborative project with Maxygen, then the Glaxo Wellcome Companies and Maxygen agree that the parties will diligently and in good faith, negotiate the terms and conditions of a collaborative research agreement and shall make a good faith effort to conclude such license agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies. If the Glaxo Wellcome Companies decide not to pursue such a collaborative project, then they shall promptly inform Maxygen of such a decision.

          5.6.3 In the event that the Glaxo Wellcome Companies decide not to pursue a proposal of Maxygen as contemplated above or that the parties are unable to negotiate a mutually satisfactory agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies, Maxygen shall be free to seek a third party sponsor of the project. If Maxygen enters into a research collaboration with a third party on terms involving comparable scope and financial parameters as those proposed to the Glaxo Wellcome Companies within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the Designated Technology specifically encompassed within such proposal shall terminate.

          5.6.4 If, however, Maxygen has not entered into a third party collaboration on such project within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then the Glaxo Wellcome Companies shall again have a right of first negotiation for any collaborative project to develop the Designated Technology encompassed within such proposal and Maxygen shall be obligated to present any collaborative project to develop such Designated Technology in the field of human pharmaceuticals to the Glaxo Wellcome Companies prior to seeking a third party partner.

          5.6.5 Notwithstanding the foregoing, in the event that Maxygen enters into a research collaboration with a third party to Designated Technology in the field of human pharmaceuticals wherein the third party initially proposed, in confidence, the collaboration to Maxygen, then the Glaxo Wellcome Companies agree that the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the

Designated Technology specifically encompassed within such collaboration shall terminate.

     5.7 RIGHT OF FIRST NEGOTIATION FOR DEROGATABLE TECHNOLOGY AND DEROGATABLE IMPROVEMENTS

          5.7.1 Maxygen will grant the Glaxo Wellcome Companies a right of first negotiation for any collaborative project to develop Derogatable Technology or Derogatable Improvements in the field of human pharmaceuticals. Notwithstanding the foregoing, this right of first negotiation shall not extend to collaborative projects proposed by third parties in confidence to Maxygen. This right will terminate upon the earlier of five years from the closing of the transaction or upon an underwritten public offering of shares of Maxygen under which not less than $10 million in gross proceeds is provided to the Company. This proposal for a collaborative research project shall include, at a minimum, a description of the scope of the research, the financial parameters of the project, and the required nonfinancial contributions of the collaborator.

          5.7.2 If the Glaxo Wellcome Companies wish to pursue such a collaborative project with Maxygen, then the Glaxo Wellcome Companies and Maxygen agree that the parties will diligently and in good faith, negotiate the terms and conditions of a collaborative research agreement and shall make a good faith effort to conclude such license agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies. If the Glaxo Wellcome Companies decide not to pursue such a collaborative project, then they shall promptly inform Maxygen of such a decision.

          5.7.3 In the event that the Glaxo Wellcome Companies decide not to pursue a proposal of Maxygen as contemplated above or that the parties are unable to negotiate a mutually satisfactory agreement within five months of receipt of the Maxygen proposal by the Glaxo Wellcome Companies, then Maxygen shall be free to seek a third party sponsor of the project. If Maxygen enters into a research collaboration with a third party on terms involving comparable scope and financial parameters as those proposed to the Glaxo Wellcome Companies within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the Derogatable Technology or Derogatable Improvements specifically encompassed within such proposal shall terminate and the Derogatable Technology and Derogatable Improvements specifically encompassed within such proposal shall be deemed Derogated Technology and Derogated Improvements, respectively.

          5.7.4 If, however, Maxygen has not entered into a third party collaboration on such project within twelve months of the Glaxo Wellcome Companies declining to participate in the project or the failure of the parties to negotiate a mutually satisfactory agreement within the stipulated time period, then such Derogated Technology or

Derogated Improvements shall again be deemed Derogatable Technology or Derogatable Improvements, respectively, and the Glaxo Wellcome Companies shall again have a right of first negotiation as set forth above to such Derogatable Technology and to such Derogatable Improvements and Maxygen shall be obligated to present any collaborative project to develop such Derogatable Technology and Derogatable Improvements in the field of human pharmaceuticals to the Glaxo Wellcome Companies prior to seeking a third party for a collaborative partner based on such Derogatable Technology and Derogatable Improvements in the field of human pharmaceuticals.

          5.7.5 Notwithstanding the foregoing, in the event that Maxygen enters into a research collaboration with a third party to develop Derogatable Technology or Derogatable Improvements in the field of human pharmaceuticals, wherein the third party initially proposed, in confidence, the collaboration to Maxygen, then the Glaxo Wellcome Companies agree that the Glaxo Wellcome Companies right to first negotiation for a collaborative project to develop the Derogatable Technology or Derogatable Improvements specifically encompassed within such collaboration shall terminate and the Derogatable Technology and Derogatable Improvements specifically encompassed within such collaboration shall be deemed Derogated Technology and Derogated Improvements, respectively.

          5.7.6 The Glaxo Wellcome Companies shall have no rights to the Derogatable Technology and Derogatable Improvements except as otherwise provided in this section.

     5.8  ASSOCIATED TECHNOLOGY

     Each party agrees that the other party shall not be prevented from using any Associated Technology of one party which Associated Technology was rightfully acquired by the other party under this Technology Transfer Agreement, provided that such use does not (1) result in improper disclosure or misuse of Confidential Information or (2) make use of rights to Patents and Applications which rights are not expressly provided by this Agreement. Each party further agrees to maintain such Associated Technology as Confidential Information with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care.


     5.9  TRADEMARKS

          5.9.1 For good and valuable consideration, receipt of which is hereby acknowledged by the Glaxo Wellcome Companies, the Glaxo Wellcome Companies hereby assigns to Maxygen all right, title, and interest to the marks MAXYGEN, SHUFFLING, MOLECULAR BREEDING, and SEXUAL PCR, including all goodwill associated therewith. Maxygen shall be responsible for any and all future expenses associated with registration and/or prosecution of these marks. The rights of

Maxygen at common law and/or to the end of the term or terms of which registration of the mark may be granted or renewed are to be enjoyed by Maxygen for Maxygen's own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Glaxo Wellcome Companies if this assignment and sale had not been made; including all claims for royalties for licensing of the marks provided in this section and damages by reason of past infringement(s) of these marks, with the right to sue for and collect the same for its own use and benefit, for the use, benefit and on behalf of its successors, assigns and other legal representatives.

     5.10 Except as expressly provided herein, the licensing, assignment or other conveyance of rights under this Agreement shall not be construed as conferring any rights, license or title, express or implied, in or to any Patents and Applications or Associated Technology.

6.0  TERM AND TERMINATION

     6.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in force until terminated upon the expiration of the last-to-expire of the Licensed Patents and Applications unless terminated earlier as set forth below.

     6.2 Termination for Material Breach. If either party fails to comply with any of the material terms and conditions of this Agreement, the other party may terminate this Agreement upon sixty (60) days' written notice to the defaulting party specifying any such breach unless within the period of such notice, all breaches specified therein shall have been remedied, or unless the breach is one which, by its nature, cannot be fully remedied in sixty (60) days, but the breaching party has undertaken reasonable, good faith efforts toward remedying the breach within such sixty (60) days, and continues to use reasonable, good faith, and diligent efforts to promptly remedy the breach.

          A material breach includes but is not limited to either party's failure to comply with the provisions prohibiting disclosure or unauthorized use of Confidential Information.

     6.3 Effect of Termination. Upon termination of the Agreement, as provided in Section 6.2, all licenses granted by the nonbreaching party to the other party under this Agreement shall terminate and all other rights granted by the nonbreaching party to the other party shall revest in the nonbreaching party.

     6.4 Survival. The provisions of the following sections and paragraphs shall survive expiration or termination of this Agreement: Section 4.0 ("Definitions"); Paragraph 10.8 ("Notices"); Paragraph 6.3 ("Effect of Termination"); Section 7.0 ("Confidential Information"); Section 8.0 ("Warranties and Disclaimer of Warranties"); and Section 9.0 ("Limitations of Liability").

7.0  CONFIDENTIAL INFORMATION

     7.1 Restrictions. Each party will hold in confidence any Confidential Information received by it from the other and will protect the confidentiality of such with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care.

     7.2 Exceptions. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Confidential Information, the obligations of the above Paragraph will not apply to any portion of the Confidential Information which:

            (a) is now or which hereafter through no act or failure to act on the part of the receiving party becomes generally known without restriction on disclosure;

            (b) is hereafter furnished to the receiving party by a third party as matter of right without restriction on disclosure;

            (c) is independently developed by the receiving party without the use of the Confidential Information;

            (d) is disclosed to others by the party owning the Confidential Information without restriction.

            (e) is required to be disclosed by the receiving party pursuant to a legal, judicial, or administrative procedure, or is otherwise required by law; providing the party required to disclose the Confidential Information gives the party owning the Confidential Information notice of the proposed disclosure with sufficient time to seek relief and that such disclosure, if made, is made in a fashion as to maximize the protection of the information from further disclosure;

            (f) is already known to the receiving party without restriction on disclosure; or

            (g) is approved for release or use without restriction by written authorization of an officer of the party owning the Confidential Information.

     7.3 Advising Employees and Suspected Violations. Each party will inform its employees having access to the Confidential Information of such party's limitations, duties, and obligations regarding non-disclosure and copying of the Confidential Information and will obtain their agreement, whether by means of existing or new agreements, to comply with those limitations, duties, and obligations. Each party will provide notice to the other party immediately after learning of, or having reason to suspect, a breach of any of the confidential restrictions set forth in this section.

     7.4 Independent Development. Each party understands that the other party may develop information internally, or receive information from third parties, that may be similar to Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that each party will not develop or acquire products, for itself or others, that compete with the products, systems, or methods contemplated by the other party's Confidential Information, provided that the party has not done so in breach of this Agreement.

8.0  WARRANTIES AND DISCLAIMER OF WARRANTY

     8.1 Right to Enter into Agreement. The parties warrant that they have the right and power to enter into this Agreement and to convey the rights granted herein.

     8.2 DISCLAIMER OF WARRANTY. EXCEPT AS PROVIDED IN THIS SECTION, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES. WARRANTIES DISCLAIMED INCLUDE, BUT ARE NOT LIMITED TO, THE WARRANTIES OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT WILL BE BINDING UPON EITHER PARTY AS A WARRANTY OR OTHERWISE.

     8.3  Nothing in this Agreement shall be construed as:

           (i) a warranty or representation by either Party as to the validity or scope of any Licensed Patent; or

           (ii) a warranty or representation that anything made, use, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

           (iii) a requirement that either Party shall file any patent application, secure any patent, or maintain any patent in force; or

           (iv) an obligation to bring or prosecute actions or suits against third parties for infringement; or

           (v) an obligation to furnish any manufacturing or technical information or training; or

           (vi) conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of either Party

9.0  LIMITATIONS OF LIABILITY

     9.1 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST REVENUES OR PROFITS OR OTHER INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.0 MISCELLANEOUS

     10.1 Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of god, fire, natural disaster, accident, act of government, or any other cause beyond the control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof, and uses good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the Force Majeure, but in no event more than six
(6) months.

     10.2 Governing Law. This Agreement is deemed entered into in the state of California and will be governed and construed in all respects according to the laws of California as such laws are applied to agreements between California residents entered into and entirely performed within California (except that body of law controlling conflict of laws). Any litigation or other dispute resolution between the parties, relating to this Agreement will take place in Santa Clara County, California. By executing this Agreement, the parties consent to personal jurisdiction of, and venue within the state and federal courts within that country.

     10.3 Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration before a single arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will take place in Palo Alto, California. The arbitration will be conducted in the English language, and each party will bear its own expenses and attorneys fees connected with the arbitration regardless of the outcome.

          If the parties cannot agree on a single arbitrator, each party will appoint an arbitrator, and the two appointed arbitrators will appoint a third neutral arbitrator, whereupon the arbitration will take place before the three arbitrators, so appointed.

     10.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible. The business purposes and intent of such invalid and unenforceable provisions.

     10.5 Relationship to the Parties. No employees, consultants, contractors, or agents of one party are agents, employees, franchisees, or joint ventures of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, or otherwise.

     10.6 Assignment. Neither party will assign this Agreement to a third party without the other party's prior written approval, except to a third party pursuant to a merger, sale of all or substantially all of the business of which this Agreement is a part, or other corporate reorganization.

     10.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns, subject to the provisions of Paragraph 10.6.

     10.8 Notices. All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified in this Agreement or as otherwise notified in writing. Such notice will be effective upon receipt.

          Notices to the Glaxo Wellcome Companies will be to the attention of:


Affymax N.V. and Affymax Technologies N.V.   Via Facsimile 011-44-181-966-8838
c/o Dr. Alan Hesketh                            Confirmation by DHL Courier
Manager, Intellectual Property Department
Glaxo Wellcome plc
Glaxo House, Berkeley Avenue
Greenford, Middlesex, United Kingdom UB6 ONN

Dr. Gordon Ringold                              Via Facsimile (415) 424-0832
Chief Executive Officer                      Confirmation by Registered Mail
Affymax Research Institute
4001 Miranda Avenue
Palo Alto, CA 94304

          Notices to Maxygen will be to the attention of:

Dr. Alejandro Zaffaroni                      Via Facsimile (415) 424-0832
Chief Executive Officer                      Confirmation by Registered Mail
Maxygen, Inc.

4001 Miranda Avenue
Palo Alto, CA 94304

     10.9 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

     10.10 No Rights in Third Parties. This Agreement is made for the benefit of the parties, and not for the benefit of any third parties unless otherwise agreed to by the parties.

     10.11 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.12 Construction. This Agreement has been negotiated by the parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

     10.13 Entire Agreement. This Agreement, including all Attachments hereto, represents the entire understanding and agreement of the parties with respect to the subject matter of the Agreement, and supersedes all prior or contemporaneous understandings and agreements, whether written or oral, except as specifically provided in this Agreement. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or part except by a written instrument signed by the duly authorized representatives of both parties.

11.0 EXECUTION BY THE PARTIES

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.


Affymax Technologies N.V.

By: /s/ Adrian Hennah
Name:   Adrian Hennah
Title:  Director
Date:   March 12, 1997


Glaxo Group Limited

By: /s/ Stephen J. Cowden
Name:   Stephen J. Cowden
Title:  Company Secretary
Date:   March 12, 1997

Maxygen, Inc.

By: /s/ Alejandro Zaffaroni
Name:   Alejandro Zaffaroni
Title:  President
Date:

                                  SCHEDULE A

For the purposes of this term sheet, "Licensed Patents and Applications" shall be defined as the following patents and applications:


1.    U.S. Serial No. 08/198,431        filed February 17, 1994
2.    U.S. Serial No. 08/537,874        filed October 30, 1995
3.    U.S. Serial No. 08/564,955        filed November 30, 1995
4.    U.S. Serial No. 08/621,859        filed March 25, 1996
5.    U.S. Serial No. 08/621,430        filed March 25, 1996
6.    U.S. Serial No. 08/650,400        filed May 20, 1996
7.    PCT/US95/02126                    filed February 17, 1995 and

      National Phase counterparts:

      a)    Australia Appln. No. 29714/95;
      b)    Canada Appln. No. 2,182,393;
      c)    China Appln. No. 95191679.3;
      d)    Europe Appln. No. 95911826.6;
      e)    Japan Appln. No. 7-521977;
      f)    Korea Appln. No. 96-704465;
      g)    Russia Appln. No. 96118426

8.    U.S. Serial No. 08/721,824        filed September 27, 1996
9.    U.S. Serial No. 08/722,660        filed September 27, 1996
10.   Townsend & Townsend file          filed December 2, 1996
      No. 16528J-014613PCT, entitled "Methods for generating polynucleotides having desired characteristics by iterative selection and recombination"

11.   Townsend & Townsend file filed December 18, 1996
      No. 16528J-0202500, entitled "Methods and compositions for polypeptide engineering"

12.   U.S. Serial No. 08/425,684        filed April 18, 1995
13.   U.S. Serial No. 08/675,502        filed July 3, 1996
14.   PCT/US96/05480                    filed April 18, 1996

15.   Provisional Application           filed January    , 1997
      Townsend & Townsend file No. 018907-0207-OOUS, entitled "Recursive sequence recombination between libraries of fragments and cellular genomes of evolving whole cells and organisms"

16. All rights of Glaxo Wellcome Companies relating to Shuffling Patents and Applications under the Affymax/Affymetrix Technology Transfer
      Agreement; effective date, March 2, 1995.

                                  SCHEDULE B

For the purposes of this term sheet, the patents and patent applications related to various peptide display technologies shall be defined as the following patents and applications:


Peptides-on-Plasmids Display-Patents and Applications
----------------------------------------------------

1.  U.S. Patent No. 5,270,170
2.  U.S. Patent No. 5,338,665
3.  European Patent Application No. 93908777.1
4.  U.S. Patent No. 5,498,530
5.  U.S. Serial No. 08/548,540     filed October 26, 1995
6.  PCT Patent Application No. US96/09809

Polysome Display Patents and Applications
-----------------------------------------

1.  U.S. Serial No. 08/300,262     filed September 2, 1994

2.  U.S. Serial No. 08/586,176     filed January 17, 1996

Phage Display Patents and Applications
--------------------------------------

1.  U.S. Patent No. 5,427,908
2.  European Patent Application No. 91908963.1
3.  Japan Patent Application No. 3-508896
4.  U.S. Serial No. 08/376,326     filed January 20, 1995
5.  U.S. Serial No. 08/450,754     filed May 25, 1995
6.  U.S. Serial No. 07/541,108     filed June 20, 1990
7.  U.S. Patent No. 5,432,018
8.  European Patent Application No. 91913221.7
9.  Japan Patent Application No. 3-512623
10. Australian Patent No. 663,055
11. Canada Patent No. 2,084,411
12. U.S. Serial No. 08/465,295    filed June 5, 1995
13. U.S. Serial No. 08/463,390    filed June 5, 1995
14. U.S. Serial No. 08/465,484    filed June 5, 1995
15. U.S. Serial No. 08/466,653    filed June 6, 1995

Dulbecco Patent
---------------

1.  U.S. Patent No. 4,593,002

Receptor Immobilization Patent Application
-----------------------------------------

1.  U.S. Serial No. 08/309,345    filed September 19, 1994 as a file wrapper
    continuation of U.S. Serial No. 07/947,339, filed September 18,
    1992

                                MODIFICATION TO
                          AFFYMAX/MAXYGEN TECHNOLOGY
                              TRANSFER AGREEMENT

     This modification to the Affymax/Maxygen Technology Transfer Agreement (the Agreement), is made by and between Affymax Technologies N.V. and Glaxo Group Limited, each of which is a corporation having a registered address at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, United Kingdom (collectively referred to as "the Glaxo Wellcome Companies") and Maxygen, Inc., a Delaware corporation having an address at 3410 Central Expressway, Santa Clara, CA 95051 (referred to as "Maxygen") and shall have an effective date of March 1, 1998.

1.0      Definitions
         -----------

     "Antibodies on Phage Patents and Applications"' refer to the following Patents and Applications: US Patent No. [*******]; European Patent Application No. [*******]; and Japan Patent Application No. [*******]


     "Modification Agreement" shall refer to this agreement.

2.0      Modification of Article 5.2
         ---------------------------

     Article 5.2 of the Agreement is hereby modified in its entirety to read as follows:

     5.2.1 The Glaxo Wellcome Companies hereby grant Maxygen a perpetual, worldwide, royalty-free, non-exclusive license, without the right to sublicense, to Peptides-on-Plasmids Display Patents and Applications, Polysome Display Patents and Applications, Phage Display Patents and Applications, the Dulbecco Patent, and Receptor Immobilization Patent Application. Maxygen agrees that use of these patents and applications shall be [*******].

     5.2.2 For purposes of this Modification Agreement, "Diagnostic Field" shall mean the [*******].

3.0  Miscellaneous
     -------------

     The terms of the Agreement not specifically modified by this Modification Agreement shall continue in effect.

4.0    Execution by the Parties
       ------------------------

     IN WITNESS WHEREOF, the parties have caused this Modification Agreement to be executed by their duly authorized representatives. This Modification Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

Affymax Technologies N.V.

By: /s/ Alan Baxter
Name:   Alan Baxter
Title:  Managing Director
Date:   November 13, 1998


Glaxo Group Limited

By: /s/ S M Bicknell
Name:   S M Bicknell
Title:  Assistant Secretary
Date:   May 11, 1998

Maxygen, Inc.

By: /s/ Russell J. Howard
Name:   Russell J. Howard
Title:  President & CEO
Date:   October 7, 1998